Exhibit 32.1

Certifications of

Chief Executive Officer and Chief Financial Officer

Pursuant To 18 U.S.C. Section 1350, As Adopted Pursuant To Section 906 of the

Sarbanes-Oxley Act of 2002

I, Steven W. Moster, Chief Executive Officer of Viad Corp, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that Viad Corp’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in Viad Corp’s Annual Report on Form 10-K fairly presents, in all material respects, Viad Corp’s financial condition and results of operations.

Date: March 1, 2021	By: /s/ Steven W. Moster
Steven W. Moster
President and Chief Executive Officer

I, Ellen M. Ingersoll, Chief Financial Officer of Viad Corp, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that Viad Corp’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in Viad Corp’s Annual Report on Form 10-K fairly presents, in all material respects, Viad Corp’s financial condition and results of operations.

Date: March 1, 2021	By: /s/ Ellen M. Ingersoll
Ellen M. Ingersoll
Chief Financial Officer